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                              WAIVER AND AGREEMENT

     This Waiver and Agreement (this "AGREEMENT"), which waives certain rights and obligations and sets forth certain agreements of the parties hereto set forth in the Securities Purchase Agreement (the "PURCHASE AGREEMENT"), dated June 12, 2000, by and among eToys Inc., a Delaware corporation (the "COMPANY"), and HFTP Investment L.L.C. ("HFTP"), Leonardo, L.P. ("LEONARDO"), Fisher Capital Ltd. ("FISHER") and Wingate Capital Ltd. ("WINGATE" and together with HFTP, Leonardo and Fisher, the "BUYERS"), the Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of eToys Inc. filed pursuant to the Purchase Agreement on June 12, 2000 (the "CERTIFICATE OF DESIGNATIONS") and the Registration Rights Agreement, dated June 12, 2000, by and among the Company and each of the Buyers (the "REGISTRATION RIGHTS AGREEMENT"), is dated and effective as of November 15, 2000.

     WHEREAS, the Company desires that each Buyer waives certain provisions of the Certificate of Designations and the Purchase Agreement and enter into certain agreements relating to the parties rights and obligations;

     WHEREAS, the Company has delivered to each of the Buyers, simultaneously with the execution of this Agreement, a Company's Conversion Election Notice (as defined in the Certificate of Designations) for an aggregate of 2,000 shares of the Company's Series D Convertible Preferred Stock (the "PREFERRED SHARES") convertible into shares of the Company's common stock, par value $0.0001 per share (the "COMMON STOCK"); and

     WHEREAS, the Company intends to submit an additional Company's Conversion Election Notice to each of the Buyers for the conversion of Preferred Shares;

     NOW THEREFORE, for the mutual consideration set forth below the Company agrees and each of the Buyers, severally and not jointly, agrees as follows:

     1. WAIVER TO THE PURCHASE AGREEMENT. Each of the Buyers, severally and not jointly, waives its right to engage in any transaction constituting a Short Sale (as defined in the Purchase Agreement), to the extent such transaction would otherwise be prohibited by Section 4(l) of the Purchase Agreement, solely as a result of the occurrence during the Forbearance Period (as defined below) of an event described in either clause (c) or clause (d) of Section 4(l) of the Purchase Agreement; provided, however, that if the Company fails to comply with its obligations under Section 3, Section 5, Section 9 or Section 10 of this Agreement or under the Certificate of Designations as it relates to the Company's Conversion Election Notices delivered on the date of this Agreement and pursuant to Section 3 hereof, this waiver will be void and of no effect. Beginning on the first day following the end of the Forbearance Period, the Closing Sale Prices (as defined in the Certificate of Designations) of the Common Stock during the Forbearance Period will be applicable to the determination of whether an event described in either clause (c) or clause (d) of Section 4(l) of the Purchase Agreement has occurred after the end of the Forbearance Period, provided that such Closing Sale Prices occurred within the time period referred to in clause (c) or clause (d), as applicable, of Section 4(l) of the Purchase

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Agreement with respect to a date of determination after the Forbearance Period.


     2. CONVERSION RESTRICTIONS. Each of the Buyers, severally and not jointly, waives its right to convert Preferred Shares pursuant to Section 2(b) of the Certificate of Designations resulting solely from the occurrence during the Forbearance Period of an event described in either clause (viii) or clause
(ix) of Section 9 of the Certificate of Designations; provided, however, that if the Company fails to comply with its obligations under Section 3, Section 5,
Section 9 or Section 10 of this Agreement or under the Certificate of Designations as it relates to the Company's Conversion Election Notices delivered on the date of this Agreement and pursuant to Section 3 hereof, this waiver will be void and of no effect. Beginning on the first day following the end of the Forbearance Period, the Closing Sale Prices of the Common Stock during the Forbearance Period will be applicable to the determination of whether an event described in either clause (viii) or clause (ix) of Section 9 of the Certificate of Designations has occurred after the end of the Forbearance Period, provided that such Closing Sale Prices occurred within the time period referred to in clause (viii) or clause (ix), as applicable, of Section 9 of the Certificate of Designations with respect to a date of determination after the Forbearance Period.

     3. SATISFACTION OF MANDATORY CONVERSION AT THE COMPANY'S ELECTION OBLIGATIONS. On or before January 1, 2001, the Company shall deliver to each of the Buyers a Company's Conversion Election Notice which shall be for an aggregate of at least 1,000 Preferred Shares, allocated among the Buyers pursuant to the terms of Section 7 of the Certificate of Designations, which notice shall set forth a Company's Election Conversion Date of not earlier than January 31, 2001. The Company agrees and each of the Buyers, severally and not jointly, agrees that the Actual Converted Percentage (as defined in the Purchase Agreement) shall be equal to 50%, such that the Company shall have no further obligations under Section 4(m) of the Purchase Agreement.

     4. DEFINITIONS. "FORBEARANCE PERIOD" shall mean the period beginning on and including the date hereof and ending on and including December 31, 2000; provided, however, that if the Company fails to comply with its obligations under Section 3, Section 5, Section 9 or Section 10 of this Agreement or under the Certificate of Designations as it relates to the Company's Conversion Election Notices delivered on the date of this Agreement and pursuant to Section 3 hereof, then such ending date shall be the earliest date on which the Company fails to comply with its obligations under Section 3, Section 5, Section 9 or
Section 10 of this Agreement or under the Certificate of Designations as it relates to the Company's Conversion Election Notices delivered on the date of this Agreement and pursuant to Section 3 hereof.

     5. REGISTRATION STATEMENT. The Company agrees that on or before November 28, 2000, it shall file an additional registration statement with the Securities and Exchange Commission which is in compliance with Section 2(e) of the Registration Rights Agreement.

     6. CERTAIN REPRESENTATIONS. Each of the Buyers severally, and not jointly,

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represents that this Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms. The Company represents that this Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms.

     7. SUCCESSORS AND ASSIGNS. This Agreement is binding upon the parties hereto and their successors and assigns, including any transferee of the Preferred Shares.

     8. COUNTERPARTS. This Agreement may be executed in identical counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

     9. FILING OF FORM 8-K. On or before 8:30 a.m., Eastern Time, on November 17, 2000, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of this Agreement and the Company's $40 million secured revolving credit facility with Foothill Capital Corporation (the "CREDIT FACILITY") and including this Agreement and the Credit Facility as exhibits to such Current Report on Form 8-K.

     10. PUBLICITY. The Company and each Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to this Agreement; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to this Agreement as is required by applicable law and regulations (although each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

     11. OTHER PROVISIONS. Except as set forth herein, all other provisions of the Purchase Agreement shall remain in full force and effect.


                                    * * * * *

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     IN WITNESS WHEREOF, the Buyers and the Company have caused this Waiver and
Agreement to be duly executed as of the date first written above.

COMPANY:                                    BUYERS:

ETOYS INC.                                  HFTP INVESTMENT L.L.C.


By:/s/ STEVEN J. SCHOCH                     By:  Promethean Asset Management
   ---------------------                         L.L.C.
    Name:  Steven J. Schoch                 Its:  Investment Manager
    Title: Senior Vice President and
           Chief Financial Officer

                                            By:/s/ JAMES F. O'BRIEN
                                               -------------------------------
                                            Name: James F. O'Brien
                                            Title: Managing Member



                                            LEONARDO, L.P.
                                            By:  Angelo, Gordon & Co., L.P.
                                            Its:  General Partner


                                            By:/s/ MICHAEL L. GORDON
                                               -------------------------------
                                            Name: Michael L. Gordon
                                            Title: Chief Operating Officer



                                            FISHER CAPITAL LTD.


                                            By:/s/ DANIEL J. HOPKINS
                                               -------------------------------
                                            Name: Daniel J. Hopkins
                                            Its: Authorized Signatory



                                            WINGATE CAPITAL LTD.


                                            By:/s/ DANIEL J. HOPKINS
                                               -------------------------------
                                            Name: Daniel J. Hopkins
                                            Its: Authorized Signatory